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                                                                     Exhibit 3.2

                                     FORM OF

                                     BYLAWS

                                       of

                          UNIVISION COMMUNICATIONS INC.
                             a Delaware corporation

                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be in the State of Delaware, located at Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle 19805 and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

                  Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

                  Section 3. Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Delaware, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

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                  Section 3. Special Meetings. Special meetings of the
stockholders of the Corporation for any purpose or purposes may be called at any time by the Board and shall be called by the president or secretary at the request in writing of (i) the Chairman of the Board, (ii) a majority of the Class T Directors or Class V Directors, or (iii) stockholders owning a majority in voting power of the issued and outstanding shares of Common Stock of the Corporation.

                  Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list, by class, of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 5. Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (or such other period as may be required under applicable law) nor more than sixty days before the date of the meeting.

                  Section 6. Quorum and Adjournment. Except as set forth below, the holders of a majority in voting interest of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law, these Bylaws or the Restated Certificate of Incorporation. Notwithstanding the above, holders of a majority of the voting interest of the Corporation's Class A Common Stock and Class P Common Stock (voting together a separate class), Class T Common Stock and Class V Common Stock, as the case may be, shall each constitute a quorum for the holding of a meeting of stockholders of such class(es) for the sole purpose of electing or removing without cause the director or directors that such class(es) has the right to elect or to fill a vacancy or a newly created directorship which such class has a right to fill. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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                  Section 7. Voting. In all matters other than the election of directors, the vote of the holders of a majority in voting interest of the capital stock of the Corporation that are present in person or represented by proxy at a meeting at which a quorum is present, shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of applicable law, of the Restated Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Each director of the Corporation shall be elected (i) by a plurality of the votes of the shares of the class(es) of stock which has the right to elect such director, present in person or represented by proxy at a meeting at which a quorum is present or (ii) by the written consent of the holders of a majority in voting interest of the outstanding shares of such class(es). Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder upon the matter in question. The presiding officer at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

                  Section 9. Inspector of Election. The Board shall, if required by law, appoint an Inspector or Inspectors of Election for any meeting of stockholders. Such Inspectors shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. An Inspector need not be a stockholder, and any officer of the Corporation may be an Inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest.

                  Section 10. Action Without Meeting. Subject to Section 228 of the Delaware General Corporation Law, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that

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would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Powers. Subject to any limitations set forth in the Restated Certificate of Incorporation, the Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation and, except as expressly limited by law, to exercise all of its corporate powers. Subject to applicable law, the Board may establish procedures and rules or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders' meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls and the physical layout of the facilities for the meeting.

                  Section 2. Number, Term and Classes. The Board shall consist of not less than eight nor more than twelve members, as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of eight members; provided, however, that at such time as the holders of Class T Common Stock and Class V Common Stock are entitled to elect one or more additional members of the Board of Directors as provided in the Restated Certificate of Incorporation of the Corporation, the number of members of the Board of Directors shall be increased to add the number of additional members provided for in the Restated Certificate of Incorporation, to a maximum of twelve. Except as provided in the Restated Certificate of Incorporation, there shall be three classes of directors: Class A/P Directors, Class T Directors, and Class V Directors, all of which shall be elected as provided in the Restated Certificate of Incorporation.

                  Section 3. Qualifications. Directors need not be stockholders, and each director shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

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                  Section 4. Vacancies and Newly Created Directorships. Any
vacancy on the Board or in the position of an Alternate Director (as that term is defined in the Restated Certificate of Incorporation of the Corporation) caused by death, resignation or removal and any newly created directorship or alternate directorship may be filled as provided in the Restated Certificate of Incorporation of the Corporation. A director or Alternate Director so elected to fill a vacancy or a newly created directorship or alternate directorship shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

                  Section 5. Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place within or without the State of Delaware as shall from time to time be fixed by standing resolution of the Board.

                  Section 6. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, a majority of the Class A/P Directors, a majority of the Class T Directors or a majority of the Class V Directors. Notice of a special meeting of the Board shall be given to all Directors and Alternate Directors by the person or persons calling the meeting at least seventy-two hours before the special meeting.

                  Section 7. Telephonic Meetings. Members of the Board or any committee thereof may, and shall be given the opportunity to, participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                  Section 8. Quorum. At all meetings of the Board a majority of the Entire Board (as defined in the Restated Certificate of Incorporation) shall constitute a quorum for the transaction of business. Except as otherwise set forth in these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Notice of any adjourned meeting need not be given.

                  Section 9. Fees and Expenses. Each director (and each Alternate Director attending a meeting in place of a director) and each member of a committee of the Board, shall receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Each director (and each Alternate Director attending a meeting in place of a director) and each member of a committee of the Board, in each case who is neither (i) an owner of more than a 5% direct or indirect beneficial interest in the stock of the Corporation (or the spouse, child or other family member of such an owner (a "Related Person")); (ii) an employee (a) of the Corporation,
(b) of any direct or indirect subsidiary of the Corporation, or (c) of such an owner or Related Person or an Affiliate of such owner

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or Related Person; nor (iii) any person who controls any such owner and the spouse, child or other family members of any such person, shall also receive a fee to be determined by the Board for attending any meeting of the Board or any such committee (provided that no director shall be entitled to receive such fee if such director is receiving a fee for attending a meeting of the board of directors or any other committee of this corporation held on the same day). Other than as set forth above, no director, Alternate Director, or stockholder of the Corporation shall be reimbursed for any expenses incurred by it in its role as an investor or director.

                  Section 10. Committees. Subject to the Restated Certificate of Incorporation, the Board may, by resolution passed by a majority of the Entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Except as provided below with respect to the compensation committee of the Board, if any, a Class T Director and a Class V Director shall sit on all committees of the Board. At least one Class T Director or one Class V Director shall sit on the compensation committee of the Board, if any. Any such committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Restated Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. If the compensation committee of the Board does not include both a Class T Director and a Class V Director, then the class of directors not so represented on such committee shall be entitled to notice of, and one, but no more than one, director of such class (or an alternate director of such class) shall be entitled to be in attendance at (but not vote at), all meetings of the compensation committee of the Board. At such time as the Communications Act of 1934, and the rules and regulations of the Federal Communications Commission thereunder (as the same may be amended from time to time, the "Communications Act") permits Aliens (as defined under the Communications Act) to own fifty percent (50%) or more of the Corporation's capital stock, the Class T Directors and Class V Directors shall be entitled to constitute 50% of any Board committee.

                  Section 11. Action Without Meetings. Unless otherwise restricted by applicable law, the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                  Section 12. Super Majority Board Approvals.

                  (a) Without the approval of the Board (or where permitted under applicable law, a duly constituted committee of the Board which includes at least one Class T Director and one Class V Director) by a vote which includes, in addition to any other required vote of directors, the affirmative vote of a majority of the Class T Director(s) (so long as a Class T Voting Conversion has not occurred) and a majority of the Class V Director(s) (so long as a Class V Voting Conversion has not occurred) on the Board or such committee, as the case may be, the Corporation shall not directly or through its subsidiaries engage in any of the following acts or transactions:

                           (i) Merge, consolidate or enter into a business combination, or otherwise reorganize the Corporation with or into one or more entities (other than a merger of a wholly-owned subsidiary of the Corporation into another wholly-owned subsidiary of the Corporation);

                           (ii)  Sell all or substantially all of the
         Corporation's assets to a person or entity that is not a wholly-owned subsidiary of the Corporation;

                           (iii) Create, designate, issue, or sell out of treasury any Common Stock or Preferred Stock (other than non-convertible preferred stock containing none of the features described in this clause (iii) and not entitling the holders thereof to elect more than two directors upon an event of default) of, or other equity interests in, the Corporation or any of its subsidiaries, any securities that are convertible into, exchangeable for, or participate in dividends with, the Common Stock or Preferred Stock of, or other equity interests in, the Corporation or any of its subsidiaries, any stock appreciation rights or phantom equity interests in the Corporation or any of its subsidiaries, any other right or participation in the profits, income, cash flow, or revenues of the Corporation or any of its subsidiaries (other than, in each case, cash payments in the ordinary course of the Corporation's business, consistent with past practice, in the nature of sales commissions, music license fees, affiliate station compensation and participations paid to talent or intellectual property rightsholders), or any options or conversion, exchange or other rights in respect of the foregoing (other than pursuant to an employee benefit plan or securities issued upon conversion or exchange of securities (in accordance with the terms of such securities) approved in accordance with the provisions of this
         Article III, Section 12(a)); provided that nothing in this Article III,
         Section 12(a)(iii) shall require approval for the issuance of any security by any subsidiary of the Corporation to the Corporation or to a wholly-owned subsidiary of the Corporation;

                           (iv) Pay any dividend or make any distribution to holders of any equity securities of the Corporation, including by way of redemption or repurchase of securities (other than a redemption or repurchase in accordance with Article

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         SEVENTH of the Restated Certificate of Incorporation of the Corporation
         or a dividend, redemption or repurchase required by the terms of any security the issuance of which was approved in accordance with this
         Article III, Section 12(a)), or make any payments in respect of any such equity securities, including payments relating to options or derivatives in respect of such equity securities; provided, however, that at such time as no warrants to purchase Class T Common Stock are outstanding, the approval of a majority of the Class T Directors under this Article III, Section 12(a)(iv) shall not be required, and that at such time as no warrants to purchase Class V Common Stock are outstanding, the approval of a majority of the Class V Directors under this Article III, Section 12(a)(iv) shall not be required;

                           (v) Other than as provided in the proviso to the second sentence of Article III, Section 2 of these Bylaws, increase the number of members of the of the Board of Directors;

                           (vi) Engage in any business transaction outside of the Corporation's ordinary course of business. For purposes of this subparagraph (vi), the Corporation's ordinary course of business shall mean any media or communications business and shall include, but not be limited to, radio and television broadcasting, cable networking, cable programming, television programming and syndication, interactive television, direct broadcast satellite, pay-per-view television, sports promotion, home shopping, print and on-line publishing or broadcasting, billboards, recorded music and music publishing;

                           (vii) Dissolve, liquidate or terminate the Corporation; or

                           (viii) Amend this Article III, Section 12 of these Bylaws by action of the Board.

                  (b) Without the approval of the Board (or where permitted under applicable law, a duly constituted committee of the Board which includes at least one Class T Director and one Class V Director) by a vote which includes, in addition to any other required vote of directors, the affirmative vote of a majority of the Class T Director(s) (so long as a Class T Voting Conversion has not occurred) or a majority of the Class V Director(s) (so long as a Class V Voting Conversion has not occurred) on the Board or such committee, as the case may be, the Corporation shall not directly or through its subsidiaries engage in any of the following acts or transactions:

                           (i) Acquire or dispose of assets in any one transaction or series of related transactions for a purchase or sale price in excess of $50 million;

                           (ii) Dispose of any interest in any television station which broadcasts in the Spanish language in any of the top 15 Hispanic markets in the United States;

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                           (iii) Incur debt (other than capitalized lease
         obligations in respect of satellite transponders) or issue preferred stock (not required to be approved under Section 12(a)(iii)) as of any date in an aggregate amount outstanding in excess of (x) the Corporation's EBITDA for the twelve-month period ending on the last day of the quarter preceding such date, multiplied by (y) five. For purposes of this subparagraph (ii), EBITDA means the sum of net income, total depreciation expense, total amortization expense, interest expense, and taxes as determined in conformity with Generally Accepted Accounting Principles ("GAAP"); provided that in the case of debt incurred for the purposes of an acquisition, EBITDA shall be determined on a pro-forma basis giving effect to such acquisition;

                           (iv) Subject to the provisions of paragraph (c) below, produce or acquire any New Program;

                           (v) Enter into any transaction with A. Jerrold Perenchio or any of his Related Persons, any Affiliates of A. Jerrold Perenchio or any such Related Person or any officer, director or employee of any of the foregoing;

                           (vi) Employ or set the compensation or severance level of any Affiliated Person, (as defined below). For the purposes hereof, an "Affiliated Person" shall mean any person (i) who is a relative of any person who then is or has previously been an executive officer of the Corporation or any of its subsidiaries or who is then or has previously been a consultant receiving in excess of $25,000 per year from the Corporation or any of its subsidiaries (or any employee of any such consultant), (ii) who is being hired as a part-time executive of the Corporation or (iii) who is then or has previously been an employee or relative of A. Jerrold Perenchio, Grupo Televisa, S.A. or Gustavo or Ricardo Cisneros (or any of their respective Affiliates).

                  (c) The super-majority vote described in subparagraph (b)(iv) above (the "Production Approval") shall be required as follows:

                           (i) Until the Corporation's audited financial statements for 1996 are available, the Production Approval shall not be required.

                           (ii) If (x) the Corporation's audited financial statements for any fiscal year disclose that Incremental EBITDA (as defined below) for such fiscal year is equal to or greater than 30% of Incremental Sales (as defined below) for such fiscal year, or (y) the Corporation's Adjusted Sales decrease in any fiscal year but the Corporation's EBITDA/Sales Margin in such year remains the same or increases, the Production Approval shall not be required prior to the issuance of the Corporation's audited financial statements for the subsequent fiscal year.

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                           (iii) If the Corporation's audited financial
         statements for any fiscal year disclose that (x) Incremental EBITDA for such fiscal year is less than 30% of Incremental Sales for such fiscal year and (y) the EBITDA/Sales Margin (as defined below) for such fiscal year is less than the greater of (A) 30% or (B) five points below the average EBITDA/Sales Margin of the three highest consecutive years of EBITDA/Sales Margin within the prior ten years (or since 1992 if less than 10 years) (the "Three Year Margin"), then the Production Approval shall be required.

                           (iv) If the Production Approval is applicable, such approval shall remain applicable until the Corporation's audited financial statements for any fiscal year of the Corporation thereafter disclose that during such fiscal year, the Corporation's EBITDA/Sales Margin is equal to the greater of (x) 32.5% or (y) 2.5% below the Three Year Margin. Thereafter, the Production Approval shall not be applicable until it again becomes applicable pursuant to the provisions of this clause (c).

                           (v) All allocations and determinations under this paragraph (c) shall be made in accordance with GAAP in a manner consistent with past practices by the Corporation's chief financial officer as soon as practicable after Corporation's audited financial statements are made available to the Corporation. When such determinations are made, the Corporation's auditors shall provide a certification to the Board as to whether the Programming Approval will be applicable, such certification to include a statement from the auditor as to the reasonableness of such allocations and determinations.

For the purposes of this Article III, Section 12, the following definitions shall apply:

"Adjusted EBITDA" for any fiscal year means the sum of net income, total depreciation expense, amortization expense, interest expense, and taxes for such fiscal year (as determined in conformity with GAAP) of the Corporation's Univision and Galavision Spanish language broadcast television business, without giving effect to earnings from Excepted Special Programs.

"Adjusted Sales" for any fiscal year means the net revenue for such fiscal year as determined in conformity with GAAP) of the Corporation's Univision and Galavision Spanish language broadcast television business, without giving effect to sales from Excepted Special Programs.

"EBITDA/Sales Margin" for any fiscal year means the ratio (calculated as a percentage) of Adjusted EBITDA to Adjusted Sales for such fiscal year.

"Excepted Special Programs" means (i) Special Programs (as defined in the Amended and Restated Program License Agreements dated as of ____ among The Univision Network Limited Partnership ("UNLP") and Univisa, Inc. ("Univisa") and UNLP and Dennevar, B.V.

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("Dennevar"), respectively, that are licensed from Univisa or Dennevar as contemplated by such agreements including, but not limited to World Cup telecasts, and (ii) Special Programs, the production or acquisition of which are approved by a Class T Director or a Class V Director.

"Grandfathered Programs" shall have the meaning given to such term in the International Rights and License Agreement dated as of ____ among UNLP, [Televisa] and [Venevision].

"Incremental EBITDA" for any fiscal year means the increase in Adjusted EBITDA for such fiscal year over the Adjusted EBITDA for the previous fiscal year.

"Incremental Sales" for any fiscal year means the increase in Adjusted Sales for such fiscal year over the Adjusted Sales for the previous fiscal year.

"New Programs" shall have the meaning given to such term in the International Rights and License Agreement dated as of ____ among [UNLP], [Televisa] and [Venevision].

All other capitalized terms not defined shall have the meaning given to such terms in the Restated Certificate of Incorporation.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Officers. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with the provisions of
Section 2 of this Article. Any two or more of such offices may be held by the same person.

                  Section 2. Election. The officers of the Corporation shall be elected annually by the Board and, subject to whatever rights an officer may have under a contract of employment with the Corporation, all officers shall serve at the pleasure of the Board.

                  Section 3. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

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                  Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

                  Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall be the chief executive officer of the Corporation unless the President is the chief executive officer.

                  Section 6. President. The President shall be the chief operating officer of the Corporation and, if designated by the Board, the chief executive officer of the Corporation. Subject to the control of the Board (and to the chief executive officer, if the President does not hold such office) and to the powers vested by the Board in any committee or committees appointed by the Board, the President shall have general supervision, direction and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. Subject to Article III, Section 12(b)(vi), the President shall have the authority to hire and fire all employees of and consultants to the Corporation and its subsidiaries.

                  Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. The Vice Presidents shall have such other powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board, the President or these Bylaws.

                  Section 8. Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the Corporation at the principal executive office or business office.

                  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                  Section 9. Treasurer. The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

                  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                            FORM OF STOCK CERTIFICATE

                  Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

                                   ARTICLE VI

                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

                  The chief executive officer or any other officer or officers authorized by the Board are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                                   ARTICLE VII

                               TRANSFERS OF STOCK

                  Subject to any restrictions on transfer applicable thereto, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                                  ARTICLE VIII

                     LOST, STOLEN, OR DESTROYED CERTIFICATES

                  The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                   ARTICLE IX

                                   RECORD DATE

                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                    ARTICLE X

                             REGISTERED STOCKHOLDERS

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

                                   ARTICLE XI

                                     NOTICES

                  Section 1. Manner of Notice. Whenever under the provisions of applicable law, the Restated Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, and, in the case of directors, committee members and officers, by telephone, by telecopy or other electronic transmission, or by recognized delivery service to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned, telecopied, or transmitted or delivered.

                  Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XII

                                   AMENDMENTS

                  Subject to the provisions of the Restated Certificate of Incorporation and Article III, Sections 12(a) and (b) of these Bylaws, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal Bylaws made by the Board, provided no amendment made by the Board may adversely affect the rights accorded to the holders of the Class T Common Stock or the Class V Common Stock which affects such class differently from the other classes of Common Stock of the Corporation without the consent of a majority of the Class T Directors (unless a Class T Voting Conversion has occurred) and a majority of the Class V Directors (unless a Class V Voting Conversion has occurred), as the case may be.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

                  Section 2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

                  Section 3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                  Section 4. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

                            CERTIFICATE OF SECRETARY

                                       of

                          UNIVISION COMMUNICATIONS INC.
                             a Delaware corporation

                  I hereby certify that I am the duly elected and acting

secretary of said corporation and that the foregoing Bylaws constitute the

Bylaws of said corporation as duly adopted by the Board of Directors on

_________ ___, 1996.



Dated: __________________                         ____________________________

                                                     Secretary

                                     BYLAWS

                                       OF

                          UNIVISION COMMUNICATIONS INC.

                             a Delaware corporation

                                     BYLAWS

                                       OF

                          UNIVISION COMMUNICATIONS INC.
                             a Delaware corporation


                                        Table of Contents
                                        -----------------
                                                                                                     Page
                                                                                                     ----
ARTICLE I           Offices................................................................            1

ARTICLE II          Meetings of Stockholders...............................................            1

ARTICLE III         Directors..............................................................            4

ARTICLE IV          Officers...............................................................            6

ARTICLE V           Form of Stock Certificate..............................................            9

ARTICLE VI          Representation of Shares of
                      Other Corporations...................................................            9

ARTICLE VII         Transfers of Stock ....................................................           10

ARTICLE VIII        Lost, Stolen, or Destroyed Certificates...............................            10

ARTICLE IX          Record Date............................................................           10

ARTICLE X           Registered Stockholders................................................           11

ARTICLE XI          Notices................................................................           11

ARTICLE XII         Amendments.............................................................           12

ARTICLE XIII        Miscellaneous..........................................................           12

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